UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 21, 2015

THE STANDARD REGISTER COMPANY

(Exact name of Registrant as specified in its Charter)

Ohio	1-1097	31-0455440
(State or other jurisdiction of incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

600 Albany Street, Dayton, Ohio (Address of principal executive offices)	45417 (Zip Code)

Registrant’s telephone number, including area code: (937) 221-1000

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01

Entry into a Material Definitive Agreement.

First Amendment to First Lien Credit Agreement and Reaffirmation and First Amendment to Second Lien Credit Agreement and Reaffirmation

On January 21, 2015, in connection with the First Lien Credit Agreement dated as of August 1, 2013 (the “First Lien Credit Agreement”) by and among The Standard Register Company, (the “Company”), WorkflowOne LLC (“WF”), the subsidiary guarantors party thereto, the (“Subsidiary Guarantors”), the lenders party thereto (the “First Lien Lenders”) and Silver Point Finance, LLC, as administrative agent (in such capacity, the “First Lien Agent”), the Company, the Subsidiary Guarantors, the First Lien Lenders and the First Lien Agent entered into a First Amendment to First Lien Credit Agreement and Reaffirmation (the “First Lien Amendment”), and in connection with the Second Lien Credit Agreement dated as of August 1, 2013 (the “Second Lien Credit Agreement” and together with the First Lien Credit Agreement, the “Credit Agreements”) by and among the Company, WF, the Subsidiary Guarantors, the lenders party thereto (the “Second Lien Lenders” and together with the First Lien Lenders, the “Lenders”) and Silver Point Finance, LLC, as administrative agent (in such capacity, the “Second Lien Agent” and together with the First Lien Agent, the “Agents”), the Company, the Subsidiary Guarantors, the Second Lien Lenders and the Second Lien Agent entered into a First Amendment to Second Lien Credit Agreement and Reaffirmation (the “Second Lien Amendment” and together with the First Lien Amendment, the “Amendments”).

Pursuant to the First Lien Amendment and the Second Lien Amendment, among other matters, the Agents and the Lenders have agreed to extend the test for compliance with each of the maximum total leverage ratio, the minimum fixed charge coverage ratio and the minimum EBITDAP financial covenants under each of the Credit Agreements for the fiscal quarter ending on or about December 31, 2014 until February 27, 2015 and have limited the Company’s reinvestment rights with respect to the proceeds of collateral dispositions.  In addition, the Company has provided its prior written approval under Section 4.3 of that certain Stockholders Agreement, dated August 1, 2013, by and among, the Company and certain shareholders party thereto, to any actions, consents, waivers or agreements hereafter taken by the Lenders, Agents and their respective affiliates.  Given the Company’s financial performance, debt service requirements, pension obligations and other expenses, the Company is focused on negotiating with its lenders and is exploring all of its options.  The Company has engaged Lazard Frères & Co. LLC, Gibson, Dunn & Crutcher LLP and McKinsey Recovery & Transformation Services U. S., LLC to assist in its exploration of options.

The foregoing description of the Amendments does not purport to be complete and is qualified in its entirety by reference to the First Lien Amendment and the Second Lien Amendment, copies of which are attached as Exhibits 10.1 and 10.2, respectively, to this Current Report on Form 8-K and incorporated into this Item 1.01 by reference.

This report includes forward-looking statements covered by the Private Securities Litigation Reform Act of 1995.  A forward-looking statement is neither a prediction nor a guarantee of future events or circumstances, and those future events or circumstances may not occur.  Forward-looking statements include statements in which we use words such as

“anticipates,” “projects,” “expects,” “plans,” “intends,” “believes,” “estimates,” “targets,” and other similar expressions that indicate trends and future events.  All statements regarding expectations related to future events are forward-looking statements that involve certain risks and uncertainties. Because forward-looking statements deal with future events, actual results could differ materially from our current expectations depending on a variety of factors including, but not limited to: our access to capital for expanding our solutions; the pace at which digital technologies and EHR adoption erode the demand for certain products and services; the success of our plans to deal with the threats and opportunities brought by digital technology and EHR adoption; results of cost-containment strategies and restructuring programs; our ability to attract and retain key personnel; variation in demand and acceptance of the Company’s products and services; frequency, magnitude, and timing of paper and other raw material price changes; timing of the completion and integration of acquisitions; our ability to meet debt covenants; general business and economic conditions beyond our control; consequences of competitive factors in the marketplace including the ability to attract and retain customers; and the risk factors contained in our filings with the Securities and Exchange Commission.  These forward-looking statements are based on current expectations and estimates.  We cannot assure that such expectations will prove to be correct.  The Company undertakes no obligation to update forward-looking statements as a result of new information, since these statements may no longer be accurate or timely.

Item 9.01    Financial Statements and Exhibits.

(d)

Exhibits

Exhibit	Description
10.1

First Amendment to First Lien Credit Agreement and Reaffirmation, dated as of January 21, 2015, by and among The Standard Register Company, the subsidiary guarantors named therein, Silver Point Finance, LLC, as administrative agent, and the lenders named therein.

10.2

First Amendment to Second Lien Credit Agreement and Reaffirmation, dated as of January 21, 2015, by and among The Standard Register Company, the subsidiary guarantors named therein, Silver Point Finance, LLC, as administrative agent, and the lenders named therein.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereto duly authorized

THE STANDARD REGISTER COMPANY

Date: January 22, 2015

By:  /s/ Gerard D. Sowar

     Gerard D. Sowar,

     Executive Vice President, General Counsel

     and Secretary

EXHIBIT INDEX

Exhibit Number	Description
10.1

First Amendment to First Lien Credit Agreement and Reaffirmation, dated as of January 21, 2015, by and among The Standard Register Company, the subsidiary guarantors named therein, Silver Point Finance, LLC, as administrative agent, and the lenders named therein.

10.2

First Amendment to Second Lien Credit Agreement and Reaffirmation, dated as of January 21, 2015, by and among The Standard Register Company, the subsidiary guarantors named therein, Silver Point Finance, LLC, as administrative agent, and the lenders named therein.

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